UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2011 (June 24, 2011)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5:  Submission of Matter to a Vote of Shareholders

Item 5.07.

U.S. Energy Corp. (the “Company”) held its annual meeting of shareholders on Friday, June 24, 2011, at 8:30 a.m. Mountain Time in Riverton, Wyoming.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as set forth below:

The following nominees for directors were elected by a plurality of votes cast to serve until the terms stated in the Company’s proxy statement filed on Schedule 14A, with the Securities and Exchange Commission on April 27, 2011 (until the 2014 Annual Meeting of Shareholders and until their successors are elected or appointed and qualified):

Name of Director	Votes For	Withheld
Robert Scott Lorimer	10,007,406	914,588
Jerry Wayne Danni	10,638,574	283,420
Leo A. Heath	10,643,761	278,233

The result of a shareholders advisory vote on executive compensation (“say-on-pay”) was as follows:

Votes For	Votes Against	Abstain
9,779,997	527,165	614,832

The result of a shareholders advisory vote on the frequency of say-on-pay for executive compensation was as follows:

1 Year	2 Years	3 Years	Abstain
8,408,205	202,195	2,013,151	298,443

The shareholders also voted on the ratification of appointment of Hein & Associates LLP, as independent auditors for the fiscal year:

Votes For	Votes Against	Abstain
21,093,588	297,627	150,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 24, 2011	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO